UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 5, 2008

CTS CORPORATION

(Exact Name of Company as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Company’s Telephone Number, Including Area Code:          (574) 523-3800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On February 5, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of CTS Corporation (the “Company”) established target awards and quantitative performance goals for fiscal years 2008 and 2009 for restricted stock unit awards made to the Company’s executive officers, including the Company’s named executive officers, based on a long-term incentive plan under the Company’s 2004 Omnibus Long-Term Incentive Plan, as amended December 6, 2006 (the “Plan”).

Each of the executive officers has an opportunity to earn between 0% and 200% of a target number of restricted stock units established for his or her position.  The maximum number of restricted stock units that may be actually received by any Covered Employee (as defined in the Plan) for his or her award is 125,000.  Actual payouts for the restricted stock unit awards will be determined after a two-year performance period, and will depend on the Company’s two-year sales growth and relative total stockholder return for 2008 and 2009.

For purposes of these awards, two-year sales growth means the percentage increase or decrease in the Company’s corporate sales between 2009 and 2007.  Corporate sales will equal the Company’s net sales as stated in the Company’s consolidated statement of earnings for the relevant fiscal year, and for participants who are not Covered Employees (as defined in the Plan), may be adjusted for unusual conditions, factors or events as determined by the Compensation Committee; however, no adjustment will be made for any condition, factor or event that was specifically included in the Company’s business plans.  Additionally, relative total stockholder return means the total stockholder return of the Company between January 1, 2008 and December 31, 2009 relative to the total stockholder return for a benchmark peer group over that same period.  Total stockholder return will equal the appreciation in price of a share of common stock, plus reinvested dividends (paid in cash or other property), between January 1, 2008 and December 31, 2009.  The benchmark peer group is subject to adjustment during the performance period.  Awards based on two-year sales growth will be interpolated between established steps or levels, but awards based on relative total stockholder return will not be interpolated.  For purposes of these awards, two-year sales growth will be weighted 40%, and relative total stockholder return will be weighted 60% toward achievement of the awards.

After completion of the 2009 fiscal year, the Compensation Committee will certify the extent to which the performance goals have been met, and will determine the number of restricted stock units that have been earned based on this performance.  Awards are subject to negative discretion on the part of the Compensation Committee based on other business factors, such as overall Company performance and the individual’s contribution to Company performance.

Restricted stock units that are earned will be paid out in 2010 under the terms of the Plan.  The earned restricted stock units will be settled as soon as practicable after the Compensation Committee’s performance determination. The earned restricted stock units will convert on a one-for-one basis into the Company’s common stock when they are settled.  The Plan has been previously filed by the Company as exhibits to its Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CTS CORPORATION

                                            /s/   Richard G. Cutter, III
By:       Richard G. Cutter, III
     Vice President, Secretary, and General Counsel

Date:  February 11, 2008